Exhibit 10.46

AMENDED AND RESTATED
EMPLOYMENT AGREEMENT
This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of March 25, 2013 (the “Effective Date”), by and between JAMES D. OTVOS, PH.D. (“Employee”) and LIPOSCIENCE, INC. (the “Company”). This Agreement supersedes and replaces in its entirety all prior offer letters, employment agreements and severance benefits rights agreements between the Company and Employee, including but not limited to the agreement dated December 13, 2002 including but not limited to the agreement dated May 22, 2008 (collectively, the "Prior Agreements"). However, this Agreement does not in any way replace or supersede the Confidentiality, Inventions and Non-Competition Agreement between the Company and the Employee dated August 15, 1997, which remains in full force and effect (the “Proprietary Agreement”).
1.EMPLOYMENT BY THE COMPANY.
(a)    At-Will Employment. Employee is employed by the Company on an “at will” basis, meaning either the Company or Employee may terminate Employee’s employment at any time, with or without cause or advanced notice. Any contrary representations that may have been made to Employee are superseded by this Agreement. This Agreement constitutes the full and complete agreement between Employee and the Company on the “at will” nature of Employee’s employment with the Company, which may be changed only in an express written agreement signed by Employee and a non-employee member of the Company’s Board of Directors (the “Board”).
(b)    Position & Duties. Employee is currently serving as the Executive Vice President and Chief Scientific Officer of the Company. In this position, Employee reports to the Company’s Chief Operating Officer and performs duties consistent with his position, as adjusted from time to time. The Company expects Employee to perform his duties principally out of the Company’s corporate headquarters, currently in Raleigh, North Carolina, with travel as reasonably necessary to perform his duties. During his employment with the Company, Employee will devote his best efforts and substantially all of his business time and attention to the business of the Company.
(c)    Company Policies. Employee is subject to the Company’s personnel and compliance policies and procedures, including but not limited to expense reimbursement policies, as such policies and procedures may be interpreted, adopted, revised, or terminated from time to time in the Company’s sole discretion. Employee agrees to abide by all applicable policies of the Company, as in effect from time to time.
(d)    No Conflicts. Employee represents that Employee’s performance of all the terms of this Agreement and his service as an employee of the Company do not and will not breach any agreement or obligation of any kind, including agreements or obligations Employee may have with prior employers or entities for which Employee has provided services. Employee has not entered into, and Employee agrees that Employee will not enter into, any agreement or obligation, either written or oral, in conflict with this Agreement.

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Exhibit 10.46

2.    COMPENSATION.
(a)    Salary. Employee’s current annual base salary is $256,000 (as adjusted from time to time, “Base Salary”). The Base Salary is subject to applicable withholdings and deductions, and is payable on the Company’s standard payroll cycle. The Base Salary is subject to review and adjustment from time to time, as determined by the Board or a duly authorized committee of the Board.
(b)     Bonus. Employee is currently eligible to earn an annual cash bonus under the Company’s annual Performance Bonus Plan for Strategic Leadership Team members (the “SLT Plan”), with the target amount of such bonus equal to 36% of Employee’s Base Salary. The Board or the Committee may amend the SLT Plan from time to time. To be eligible to earn any bonus under the SLT Plan, Employee must remain an employee in good standing through the end of the applicable performance period. Whether or not Employee earns any bonus and the amount of any earned bonus will be determined by the Board or the Compensation Committee (the “Committee”) of the Board, in its sole discretion. Any earned bonus is subject to applicable withholdings and deductions, and is payable no later than March 15th of the year following the year for which it is no longer subject to a substantial risk of forfeiture.
(c)    Employee Benefits. Employee will be eligible to participate on the same basis as similarly situated employees in the Company’s employee benefit plans in effect from time to time during Employee’s employment. All matters of eligibility for coverage or benefits under any benefit plan will be determined in accordance with the provisions of those plans. The Company reserves the right to change, alter, or terminate any benefit plan in its sole discretion.
3.    TERMINATION OF EMPLOYMENT.
(a)    Accrued Wages. On any termination of Employee’s employment, the Company will pay to Employee (or Employee’s legal representatives) any accrued but unpaid wages due to Employee.
(b)    Coordination Following Termination. In connection with the termination of Employee’s employment for any reason, Employee will fully cooperate with the Company’s reasonable requests relating to the winding up of Employee’s work including, without limitation, any litigation in which the Company is involved, the signing of routine documents, and the issuance of any announcements concerning the termination.
(c)    Executive Severance Benefit Plan. Employee is eligible to participate in the LipoScience, Inc. Executive Severance Benefit Plan (the “Severance Plan”), subject to the terms and conditions of such plan.
4.    GENERAL PROVISIONS.
(a)    Recovery. Any amounts paid to Employee by the Company, whether or not under this Agreement or the SLT Plan, will be subject to recoupment in accordance with The Sarbanes-Oxley Act of 2002, The Dodd–Frank Wall Street Reform and Consumer Protection Act and any

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Exhibit 10.46

implementing regulations under these acts, any clawback policy adopted by the Company, or as otherwise required by applicable law. In addition, in consideration of Employee’s continued employment with the Company and in recognition of Employee’s position of trust and authority with the Company, Employee agrees to promptly consent to any clawback policy adopted by the Company.
(b)    Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction. Rather, this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provisions had never been contained in this Agreement.
(c)    Waiver. If either party should waive any breach of any provisions of this Agreement, Employee or the Company will not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.
(d)    Complete Agreement. This Agreement, together with the Proprietary Agreement, which is incorporated by reference into this Agreement, constitutes the entire agreement between Employee and the Company with regard to the subject matter of this Agreement. This Agreement is the complete, final, and exclusive embodiment of their agreement with regard to this subject matter and supersedes any prior oral discussions or written communications and agreements. This Agreement is entered into without reliance on any promise or representation other than those expressly contained in this Agreement, and it cannot be modified or amended except in writing signed by Employee and an authorized officer of the Board. The Proprietary Agreement governs other aspects of the relationship between the parties, and has or may have provisions that survive termination of Employee’s employment under this Agreement, may be amended or superseded by the parties without regard to this Agreement and is enforceable according to its terms without regard to the enforcement provision of this Agreement.
(e)    Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain signatures of more than one party, but all of which taken together will constitute one and the same Agreement.
(f)    Headings. The headings of the sections hereof are inserted for convenience only and will not be deemed to constitute a part hereof nor to affect the meaning thereof.
(g)    Successors and Assigns. The Company will assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any company or other entity with or into which the Company may hereafter merge or consolidate or to which the Company may transfer all or substantially all of its assets, if in any such case said company or other entity will by operation of law or expressly in writing assume all obligations of the Company hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement

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Exhibit 10.46

or its rights and obligations hereunder. Employee may not assign or transfer this Agreement or any rights or obligations hereunder, other than to Employee’s estate upon Employee’s death.
(h)    Choice of Law. This Agreement is to be governed by and construed in accordance with the laws of the North Carolina applicable to contracts made and to be performed wholly within such jurisdiction, and without regard to the conflicts of laws principles thereof. Any suit brought hereon will be brought in the state courts sitting in Wake County, North Carolina and the federal court sitting in Raleigh, North Carolina, and the parties hereby waiving any claim or defense that such forum is not convenient or proper. Each party agrees that any such court will have in personam jurisdiction over it and consents to service of process in any manner authorized by North Carolina law.
IN WITNESS WHEREOF, the parties have executed this Amended and Restated Employment Agreement effective as of the day and year first written above.

EMPLOYEE:
/S/ JAMES D. OTVOS, PH.D.
(Signature)

LIPOSCIENCE, INC.:
/S/ E. DUFFY MCDONALD
(Signature)
By:	E. DUFFY MCDONALD
Title:	Vice President, Human Resources & Organizational Effectiveness

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